Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE4 Class A-1
                             Payment Date 03/26/2001


Servicing Certificate
Beginning Pool Balance                                            258,986,236.16
Beginning PFA                                                      13,729,763.84
Ending Pool Balance                                               268,830,408.59
Ending PFA Balance                                                             -
Principal Collections                                              11,542,027.04
Principal Draws                                                     7,656,453.73
Net Principal Collections                                                      -
Active Loan Count                                                         11,415

Current Month Repurchases - Units                                              -
Current Month Repurchases - Dollars                                            -


Interest Collections                                                1,947,116.80

Weighted Average Net Loan Rate                                          8.92224%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               5.74000%

Term Notes                                                          Amount          Factor
----------                                                          ------          ------
Beginning Balance                                                 272,716,000.00     1.0000000
Ending Balance                                                    272,716,000.00     1.0000000
Principal                                                                      -     0.0000000
Interest                                                            1,217,525.43     4.4644444
Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

Variable Funding Notes                                              Amount
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                         0.00%


Certificates                                                                0.00



Beginning Overcollateralization Amount                              1,593,285.83
Overcollateralization Amount Increase (Decrease)                      794,973.47
Outstanding Overcollateralization Amount                            2,388,259.30
Overcollateralization Target Amount                                 4,090,740.00

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    Number      Percent
                                                                         Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                          1,014,377.61      61         0.38%
Delinquent Loans (60 Days)                                            418,410.72      19         0.16%
Delinquent Loans (90+ Days) (1)                                        80,465.52       2         0.03%
Foreclosed Loans                                                               -       0         0.00%
REO                                                                         0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                               Liquidation To-Date
Beginning Loss Amount                                                       0.00
Current Month Loss Amount                                                   0.00
Ending Loss Amount                                                          0.00

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount                                                                  -             -          -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning  Balance  309,537.60  Withdraw relating to Collection Period 37,435.55
CIA  Remaining  Balance  due  to  GMAC - End of  Pre-Funding  Period  272,102.05
Interest Earned (Zero,  Paid to Funding  Account) 0.00 Total Ending  Capitalized
Interest  Account Balance as of Payment Date 0.00 Interest earned for Collection
Period 1,369.53 Interest withdrawn related to prior Collection Period 1,975.87

Funding Account
Beginning Funding Account Balance                                   1,593,285.83
Deposit to Funding Account                                          4,680,546.78
Payment for Additional Purchases                                               -
Pre-Funding Balance transferred to Funding Account                         18.10
Ending Funding Account Balance as of Payment Date                   6,273,850.71
Interest earned for Collection Period                                   2,716.80
Interest withdrawn related to prior Collection Period                   2,744.56

Prefunding Account
Beginning Balance                                                  13,729,763.84
Additional Purchases during Revolving Period                      (13,729,745.74)
Excess of Draws over Principal Collections                                  0.00
Remaining Balance Transferred to Funding Account                          (18.10)
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                  55,677.09
Interest withdrawn related to prior Collection Period                  90,763.83

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00


       Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE4 Class A-2
                             Payment Date 03/26/2001



Servicing Certificate
Beginning Pool Balance                                             58,295,695.99
Beginning PFA                                                           2,497.76
Ending Pool Balance                                                56,147,260.17
Ending PFA Balance                                                             -
Principal Collections                                               3,803,491.53
Principal Draws                                                     1,655,055.71
Net Principal Collections                                                      -
Active Loan Count                                                            907

Current Month Repurchases - Units                                              -
Current Month Repurchases - Dollars                                            -


Interest Collections                                                  402,450.57

Weighted Average Net Loan Rate                                          8.35281%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               5.77500%

Term Notes                                                          Amount          Factor
----------                                                          ------          ------
Beginning Balance                                                  59,284,000.00     1.0000000
Ending Balance                                                     59,284,000.00     1.0000000
Principal                                                                      -     0.0000000
Interest                                                              266,283.97     4.4916667
Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

Variable Funding Notes                                              Amount
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                         0.00%


Certificates                                                                0.00



Beginning Overcollateralization Amount                                306,189.49
Overcollateralization Amount Increase (Decrease)                      138,656.32
Outstanding Overcollateralization Amount                              444,845.81
Overcollateralization Target Amount                                   889,260.00

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    Number      Percent
                                                                         Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                            242,585.54       5         0.43%
Delinquent Loans (60 Days)                                             46,300.00       1         0.08%
Delinquent Loans (90+ Days) (1)                                                -       0         0.00%
Foreclosed Loans                                                               -       0         0.00%
REO                                                                         0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                               Liquidation To-Date
Beginning Loss Amount                                                       0.00
Current Month Loss Amount                                                   0.00
Ending Loss Amount                                                          0.00

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount                                                                  -             -          -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning Balance                                                      62,255.34
Withdraw relating to Collection Period                                  6,917.56
CIA Remaining Balance due to GMAC - End of Pre-Funding Period          55,337.78
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                     275.45
Interest withdrawn related to prior Collection Period                     414.67

Funding Account
Beginning Funding Account Balance                                   1,291,995.74
Deposit to Funding Account                                          2,287,092.14
Payment for Additional Purchases                                               -
Pre-Funding Balance transferred to Funding Account                      2,497.76
Ending Funding Account Balance as of Payment Date                   3,581,585.64
Interest earned for Collection Period                                   2,203.05
Interest withdrawn related to prior Collection Period                     651.86

Prefunding Account
Beginning Balance                                                       2,497.76
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Remaining Balance Transferred to Funding Account                       (2,497.76)
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                      10.13
Interest withdrawn related to prior Collection Period                      15.11

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

